Exhibit 99.1

DeVry Inc. Announces Third-Quarter 2013 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 23, 2013--DeVry Inc. (NYSE: DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2013 third-quarter ended March 31, 2013. DeVry also reported enrollment results at DeVry Brasil, Chamberlain College of Nursing, Carrington Colleges Group, and DeVry University and its Keller Graduate School of Management.

Academic and operational results this quarter included:

  DeVry University received reaccreditation from the Higher Learning Commission through 2019
  DeVry University new undergraduate student enrollment down 21 percent
  17.5 percent increase in new enrollments at Carrington
  17 percent total student growth at Chamberlain College of Nursing
  Chamberlain opened a new campus in Cleveland, bringing the total number of campuses to 12
  Becker Professional Education prepared 37 of 39 of Elijah Watts Sells winners for the 2012 CPA Exam
  60 percent revenue growth at DeVry Brasil in the quarter, including acquisitions

Selected financial data for the three months ended March 31, 2013:

  Revenues decreased 5.9 percent to $509 million
  Reported net income decreased 15.4 percent to $57 million, and net income excluding discrete items was $58 million, down 13.5 percent
  Reported diluted earnings per share decreased 12 percent to $0.88, and earnings per share excluding discrete items was $0.90, down 10.0 percent

Selected financial data for the nine months ended March 31, 2013:

  Revenues decreased 5.5 percent to $1,497 million
  Reported net income increased 4.2 percent to $139 million, and net income excluding discrete items was $146 million, down 21.8 percent
  Reported diluted earnings per share increased 9.7 percent to $2.15, and earnings per share excluding discrete items was $2.26, down 17.5 percent
  Operating cash flow was $282 million, compared to $355 million last year
  Repurchased approximately 2 million shares of common stock at an average price of $23.97

“While most of our institutions are performing well, we were disappointed with new student enrollment at DeVry University,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We are focused on better communicating the return on educational investment of DeVry University degrees to potential students. In addition, we are aggressively managing our costs and now expect to achieve $100 million in cost savings this fiscal year.”

Reported results for both the current and prior year periods include discrete items. The results for the three and nine months ended March 31, 2013, include after-tax restructuring charges of $1.3 million and $7.2 million, respectively, related to severance and real estate consolidation. The results for the nine months ended March 31, 2012, include impairment charges of $55.8 million after-tax, and a $2.2 million gain, net of tax (see “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”).

Organizational Highlights

Business, Technology and Management Segment

DeVry University

For the March 2013 session at DeVry University new undergraduate enrollments decreased 21.2 percent to 5,146 versus 6,533 the previous year. Total undergraduate students decreased 16.5 percent to 47,537 versus 56,958 for the session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the March session decreased 18.4 percent to 19,075 versus 23,366 for the same session a year ago.

The total number of online undergraduate and graduate coursetakers in the March session decreased 10.6 percent to 60,834 versus 68,083 in the same session a year ago.

Enrollment results continue to be impacted by lower cyclical demand among the university’s target segment of students. The plan to improve enrollment results includes enhancing communications to students about DeVry University’s excellent graduate employment results; addressing affordability through scholarships and pricing; and enhancing partnerships with corporate and government organizations.

During the quarter, DeVry University received reaccreditation from the Higher Learning Commission through 2019.

Medical and Healthcare Segment

DeVry Medical International

In the third quarter, American University of the Caribbean School of Medicine appointed Heidi Chumley, M.D. as executive dean and chief academic officer. Chumley most recently served as associate vice chancellor for educational resources and interprofessional education at the University of Kansas School of Medicine.

Ross University School of Medicine recently announced a new affiliation agreement with Atlanta Medical Center that will enable students to complete required clinical rotations in family practice, internal medicine, pediatrics, psychiatry, obstetrics and gynecology and surgery.

Enrollment for the May semester at DeVry Medical International will be reported with the fourth-quarter and year-end results on August 8, 2013.

Chamberlain College of Nursing

Chamberlain's new online student enrollment in the March session increased 15.9 percent to 1,344 compared to 1,160 in March 2012. New enrollments in the March session were impacted by a realignment of Chamberlain’s academic calendar, which resulted in no new campus-based students in the session. Total student enrollment increased 16.9 percent to 13,235 compared to 11,321 during the same period last year.

During the quarter, Chamberlain announced the launch of the Doctor of Nursing Practice (DNP) program, which will be offered in May. In addition, Chamberlain received approvals from the Illinois Board of Higher Education for a Family Nurse Practitioner (FNP) program, which is expected to begin in the fall of 2013, pending accreditor approval.

Chamberlain also opened a new Cleveland location in January, and will open the new Tinley Park, Ill., location in May.

Carrington Colleges Group

Carrington continues to make progress on its turnaround plan. For the three month period ending March 31, 2013, new student enrollment for Carrington Colleges Group increased 17.5 percent to 2,391 versus 2,035 in the previous year, marking its third consecutive quarter with double-digit new student enrollment growth. Total enrollment increased 8.8 percent to 7,951 compared to 7,309 in the prior year.

International, K-12, and Professional Education Segment

Becker Professional Education

Becker recently announced that 37 of 39 of the Elijah Watts Sells winners for the 2012 CPA Exam prepared using the Becker CPA Exam Review. During the quarter, Becker opened new locations in New York and Chicago for the U.S. Medical Licensing Exam preparation course.

DeVry Brasil

DeVry Brasil’s new student enrollment in the March session increased 2.0 percent to 7,390 compared to 7,244 in the prior year. Total student enrollment increased 7.2 percent to 29,083 students compared to 27,133 during the same period last year.

DeVry Brasil’s Ruy Barbosa and Faculdade Boa Viagem each received top five rankings by the Ministry of Education among institutions located in the cities of Salvador and Recife.

Balance Sheet/Cash Flow

For the first nine months of fiscal year 2013, DeVry generated $282 million of operating cash flow. As of March 31, 2013, cash, marketable securities and investment balances totaled $281 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, DeVry repurchased 347,280 shares of its common stock for approximately $9.8 million, at an average cost of $28.18 per share.

Conference Call and Webcast Information

DeVry will host a conference call on April 23, 2013, at 4:00 p.m. Central Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its fiscal 2013 third-quarter results. The conference call will be led by Daniel Hamburger, president and CEO, Tim Wiggins, senior vice president and chief financial officer, and Pat Unzicker, vice president of finance and chief accounting officer.

For those wishing to participate by telephone, dial 866-318-8613 (domestic) or 617-399-5132 (international). Use passcode 13010926 or say “DeVry Call”. DeVry Inc. will also broadcast the conference call live via the Web. Interested parties may access the webcast through the Investor Relations section of the company's website, or http://www.media-server.com/m/p/52fbwnf4. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until May 20, 11:59 p.m. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 96882536. To access the webcast replay, please visit the company's website, or http://www.media-server.com/m/p/52fbwnf4.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2013	FY 2012	Change
Revenues	$508,752	$540,807	-5.9%
Net Income	$56,821	$67,131	-15.4%
Earnings per Share (diluted)	$0.88	$1.00	-12.0%
Number of common shares (diluted)	64,279	67,225	-4.4%

	Nine Months
	FY 2013	FY 2012	Change
Revenues	$1,496,732	$1,583,894	-5.5%
Net Income	$139,096	$133,480	+4.2%
Earnings per Share (diluted)	$2.15	$1.96	+9.7%
Number of common shares (diluted)	64,639	68,235	-5.3%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the third quarter of fiscal year 2013, DeVry recorded a restructuring charge to consolidate a facility at Carrington Colleges as well as for the severance charges within DeVry University and DeVry Medical International. During the second quarter of fiscal year 2013, DeVry recorded a restructuring charge for the write-down of land, building and equipment related to its decision to relocate a facility in Wood Dale, IL, in order to consolidate administrative operations in the Chicagoland area. DeVry also recorded restructuring charges to consolidate facilities at Carrington College and DeVry University. During the second quarter of fiscal year 2012, DeVry recorded impairment charges related to its Carrington Colleges reporting unit. DeVry also recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of these restructuring and impairment charges and gain on sale of assets on DeVry’s results. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over period comparisons of such operations given the discrete nature of the restructuring and impairment charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting processes. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	For The Three Months		For The Nine Months
	Ended March 31:		Ended March 31:
	2013	2012	2013	2012
Net Income	$56,821	$67,131	$139,096	$133,480
Earnings per Share (diluted)	$0.88	$1.00	$2.15	$1.96
Restructuring Expense (net of tax)	$1,271	--	$7,211	--
Effect on Earnings per Share (diluted)	$0.02	--	$0.11	--
Impairment Charges (net of tax)	--	--	--	$55,751
Effect on Earnings per Share (diluted)	--	--	--	$0.81
Gain on Sale of Assets (net of tax)	--	--	--	$(2,216)
Effect on Earnings per Share (diluted)	--	--	--	$(0.03)
Net Income Excluding the Restructuring
and Impairment Charges and Gain
on Sale of Assets	$58,092	$67,131	$146,307	$187,015
Earnings per Share Excluding the
Restructuring and Impairment Charges
and Gain on Sale of Assets (diluted)	$0.90	$1.00	$2.26	$2.74

March 2013 Enrollment Results

	2012	2013	% Change
DeVry Inc. Student Enrollments(1)

New students	19,741	18,468	-6.4
Total students	128,269	119,623	-6.7

DeVry University
Undergraduate – March Session
New students	6,533	5,146	-21.2
Total students	56,958	47,537	-16.5
Graduate – March Session
Coursetakers(2)	23,366	19,075	-18.4
Online
March Session
Total coursetakers(2)(3)	68,083	60,834	-10.6

Chamberlain College of Nursing
March Session
New students (online only)	1,160	1,344	+15.9(4)
Total students	11,321	13,235	+16.9

The Carrington Colleges Group
3 months ending Mar. 31, 2013
New students	2,035	2,391	+17.5
Total students	7,309	7,951	+8.8

DeVry Brasil
March Term
New students	7,244	7,390	+2.0
Total students	27,133	29,083	+7.2

1. Excludes Becker and Advanced Academics. Includes enrollment at DeVry Medical International reported in February 2013.

2. The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3. Includes both undergraduate and graduate students.

4. New enrollment comparisons for the March session were impacted by a realignment of Chamberlain’s academic calendar, which resulted in no new campus-based students in the session.

Chart 1: DeVry Inc. Remaining Calendar 2013 Announcements & Events

August 8, 2013	Fiscal 2013 Fourth Quarter/Year-End and May/July Enrollment
DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
October 24, 2013	Fiscal 2014 First Quarter Results and September Enrollment
DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil
November 6, 2013	Annual Shareholders’ Meeting

Chart 2: Academic Calendar Transitions for Carrington Colleges Group and Chamberlain College of Nursing

Carrington Colleges Group Starts Per Quarter:

Carrington					Carrington
College					College
	Q1	Q2	Q3	Q4	California	Q1	Q2	Q3	Q4
FY12	3	3	3	2	FY12	2	2	2	2
FY13	2	2	2	2	FY13	3	1	3	2
FY14	2	2	2	2	FY14	2	2	2	2

Chamberlain College of Nursing Starts Transition:

	Q1		Q3	Q2		Q4
Chamberlain	July	September	November	January	March	May	# of
Starts							Starts
Online							6
Campus
2012							3
2013							4
2014							3

Chart 3: Vertical, Horizontal and Geographic Diversification

Please see multimedia asset.

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2013	2012	2012

ASSETS

Current Assets

Cash and Cash Equivalents	$277,994	$174,076	$329,440
Marketable Securities and Investments	2,952	2,632	2,665
Restricted Cash	7,151	2,498	13,194
Accounts Receivable, Net	194,398	113,911	254,661
Deferred Income Taxes, Net	24,459	27,845	23,019
Refundable Income Taxes	657	40,278	742
Prepaid Expenses and Other	40,414	39,874	41,647

Total Current Assets	548,025	401,114	665,368

Land, Buildings and Equipment

Land	66,063	65,172	66,019
Buildings	389,345	386,028	382,972
Equipment	485,570	433,949	422,271
Construction In Progress	64,412	61,752	50,192

	1,005,390	946,901	921,454

Accumulated Depreciation and Amortization	(435,427)	(387,924)	(374,904)

Land, Buildings and Equipment, Net	569,963	558,977	546,550

Other Assets

Intangible Assets, Net	292,098	285,220	292,118
Goodwill	566,497	549,961	567,316
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	27,953	29,894	27,400

Total Other Assets	899,998	878,525	900,284

TOTAL ASSETS	$2,017,986	$1,838,616	$2,112,202

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2013	2012	2012

LIABILITIES

Current Liabilities

Accounts Payable	$53,999	$63,094	$53,208
Accrued Salaries, Wages and Benefits	81,290	77,741	72,443
Accrued Expenses	76,442	76,243	56,328
Advance Tuition Payments	17,226	20,580	23,257
Deferred Tuition Revenue	180,498	77,551	349,200

Total Current Liabilities	409,455	315,209	554,436

Non-Current Liabilities

Deferred Income Taxes, Net	58,354	62,276	63,693
Deferred Rent and Other	92,037	96,496	91,415

Total Non-current Liabilities	150,391	158,772	155,108

TOTAL LIABILITIES	559,846	473,981	709,544

NON-CONTROLLING INTEREST	9,017	8,242	8,168

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,989,000, 64,722,000 and 68,831,000 Shares issued
and outstanding at March 31, 2013, June 30, 2012
and March 31, 2012, respectively.	744	741	741
Additional Paid-in Capital	285,242	272,962	267,285
Retained Earnings	1,616,850	1,488,988	1,490,371
Accumulated Other Comprehensive Income	(5,934)	(5,889)	3,163
Treasury Stock, at Cost (11,409,000, 9,386,000 and 8,266,000
Shares, Respectively)	(447,779)	(400,409)	(367,070)

TOTAL SHAREHOLDERS' EQUITY	1,449,123	1,356,393	1,394,490

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,017,986	$1,838,616	$2,112,202

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2013	2012	2013	2012

REVENUES:
Tuition	$472,239	$505,651	$1,400,199	$1,488,432
Other Educational	36,513	35,156	96,533	95,462

Total Revenues	508,752	540,807	1,496,732	1,583,894

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	241,020	244,195	726,966	723,655
Student Services and Administrative Expense	192,100	201,158	572,955	596,125
Restructuring Charges	2,029	-	11,513
Asset Impairment Charge	-	-	-	75,039

Total Operating Costs and Expenses	435,149	445,353	1,311,434	1,394,819

Operating Income	73,603	95,454	185,298	189,075

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	415	110	1,206	520
Interest Expense	(756)	(650)	(3,006)	(1,653)
Net Gain on Sale of Assets	-	-	-	3,695

Net Interest and Other Income (Expense)	(341)	(540)	(1,800)	2,562

Income Before Income Taxes	73,262	94,914	183,498	191,637

Income Tax Provision	16,102	27,610	43,292	57,741

NET INCOME	57,160	67,304	140,206	133,896

Net Income Attributable to Noncontrolling Interest	(339)	(173)	(1,110)	(416)

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$56,821	$67,131	$139,096	$133,480

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.89	$1.01	$2.16	$1.97
Diluted	$0.88	$1.00	$2.15	$1.96

Cash Dividend Declared per Common Share	$-	$-	$0.17	$0.15

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Nine Months
	Ended March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$140,206	$133,896
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	12,090	12,891
Depreciation	63,717	56,512
Amortization	7,605	8,336
Impairment of Goodwill and Intangible Assets	-	75,039
Provision for Refunds and Uncollectible Accounts	62,432	73,058
Deferred Income Taxes	(2,760)	(5,157)
Loss on Disposals of Land, Buildings and Equipment	7,914	805
Realized Gain on Sale of Assets	-	(3,695)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(4,653)	(10,886)
Accounts Receivable	(139,481)	(212,973)
Prepaid Expenses And Other	34,216	(5,392)
Accounts Payable	(9,095)	(11,327)
Accrued Salaries, Wages, Expenses and Benefits	10,812	(26,149)
Advance Tuition Payments	(3,527)	877
Deferred Tuition Revenue	102,947	269,294

NET CASH PROVIDED BY OPERATING ACTIVITIES	282,423	355,129

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(79,329)	(92,167)
Marketable Securities Purchased	(268)	(66)
Marketable Securities Sales	-	-
Payment for Purchase of Businesses, Net of Cash Acquired	(31,386)	(250,150)
Cash Received from Sale of Assets	-	4,475
Other	-	-

NET CASH USED IN INVESTING ACTIVITIES	(110,983)	(337,908)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	1,774	6,041
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,278	1,298
Repurchase of Common Stock for Treasury	(48,353)	(124,160)
Cash Dividends Paid	(20,707)	(18,430)
Excess Tax Benefit from Stock-Based Payments	(332)	727
Payment of Debt Financing Fees	-	(70)

NET CASH USED IN FINANCING ACTIVITIES	(66,340)	(134,594)

Effects of Exchange Rate Differences	(1,182)	(332)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	103,918	(117,705)

Cash and Cash Equivalents at Beginning of Period	174,076	447,145

Cash and Cash Equivalents at End of Period	$277,994	$329,440

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
REVENUES:
Business, Technology and Management	$283,540	$338,790	-16.3%	$848,393	$1,001,959	-15.3%
Medical and Healthcare	175,125	160,483	9.1%	501,228	461,456	8.6%
International, K-12 and Professional Education	51,209	41,534	23.3%	148,233	120,479	23.0%
Intersegment Revenues	(1,122)	-	NM	(1,122)	-	NM

Total Consolidated Revenues	508,752	540,807	-5.9%	1,496,732	1,583,894	-5.5%

OPERATING INCOME:
Business, Technology and Management	34,431	64,667	-46.8%	98,836	183,850	-46.2%
Medical and Healthcare	34,635	25,963	33.4%	86,522	(2,681)	NM
International, K-12 and Professional Education	8,582	7,214	19.0%	22,210	14,378	54.5%
Reconciling Items:
Amortization Expense	(2,421)	(2,800)	-13.5%	(7,111)	(7,844)	-9.3%
Depreciation and Other	(1,624)	410	NM	(15,159)	1,372	NM

Total Consolidated Operating Income	73,603	95,454	-22.9%	185,298	189,075	-2.0%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	415	110	277.3%	1,206	520	131.9%
Interest Expense	(756)	(650)	16.3%	(3,006)	(1,653)	81.9%
Net Gain on Sale of Assets	-	-	NM	-	3,695	NM

Net Interest and Other Income (Expense)	(341)	(540)	-36.9%	(1,800)	2,562	NM

Total Consolidated Income before Income Taxes	$73,262	$94,914	-22.8%	$183,498	$191,637	-4.2%

Restructuring charges were recorded for the three and nine months ended March 31, 2013. These charges are related to DeVry Inc. (not related to any segment), the Business, Technology and Management segment and DeVry's Carrington Colleges Group and DeVry Medical International both of which are part of the Medical and Healthcare segment. Intangible asset and goodwill impairment charges were recorded for the three and nine month periods ended March 31, 2012. These charges are related to DeVry's Carrington Colleges Group, Inc. The following table illustrates the effects of these impairment charges on the operating income of the Business, Technology and Management segment and the Medical and Healthcare segment. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these restructuring and impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Business, Technology and Management Operating Income	$34,431	$64,667	-46.8%	$98,836	$183,850	-46.2%
Restructuring Charge	986	-	NM	1,186	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge	$35,417	$64,667	-45.2%	$100,022	$183,850	-45.6%

Medical and Healthcare Operating Income	$34,635	$25,963	33.4%	$86,522	$(2,681)	NM
Restructuring Charge	1,043	-	NM	2,459	-	NM
Asset Impairment Charge	-	-	NM	-	75,039	NM
Medical and Healthcare Operating Income
Excluding Charge for Asset Impairments	$35,678	$25,963	37.4%	$88,981	$72,358	23.0%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Mike DeGraff
mdegraff@sardverb.com
(312) 895-4700